                                                           Exhibit 99 (A)(1)(V)

                                   Offer by

                  MORGAN STANLEY AFRICA INVESTMENT FUND, INC.

                             To Purchase for Cash
                 up to 10% of the Fund's Outstanding Shares of
                                 Common Stock

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 14, 2001 ("TERMINATION DATE")

THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED,
   BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE ISSUER TENDER OFFER
                  STATEMENT AND IN THE LETTER OF TRANSMITTAL.

                                                                 August 13, 2001

To Our Clients:

   Enclosed for your consideration is the Issuer Tender Offer Statement, dated August 13, 2001, of Morgan Stanley Africa Investment Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 10% of the Fund's outstanding shares of common stock, par value $0.01 per share (the "Shares"), upon the terms and conditions set forth in the Offer.

   The Issuer Tender Offer Statement and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

   Your attention is called to the following:

      (1) The purchase price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to 95% of the net asset value per Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on September 14, 2001, or such later date to which the Offer is extended. The current net asset value of the Fund is calculated daily and may be obtained by calling Georgeson Shareholder Communications Inc., the Fund's Information Agent, toll free at 800-223-2064 or call collect 212-440-9800 or by calling the Fund toll free at 800-221-6726.

      (2) The Offer is not conditioned upon any minimum number of Shares being tendered.

      (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 5:00 p.m., New York City time, on September 14, 2001, or such later date to which the Offer is extended (the "Termination Date").

      (4) No fees or commission will be payable to the Fund in connection with the tender offer. However, tendering Stockholders may be obligated to pay brokerage commissions or, subject to Instruction 6, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

      (5) Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

   An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

   The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

   Neither the Fund nor its Board of Directors is making any recommendation to any Stockholder whether to tender or refrain from tendering Shares in the Offer. Each Stockholder is urged to read and evaluate the Offer and accompanying materials carefully.

                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated August 13, 2001, relating to Morgan Stanley Africa Investment Fund, Inc. (the "Fund") to purchase up to 10% of the Fund's outstanding shares of common stock, par value $0.01 per share (the "Shares").

   This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

                  AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                                    Shares

                    Enter number of Shares to be tendered.

                                   ODD LOTS

   This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 Shares. The undersigned:

[_]Is the beneficial or record owner of an aggregate of not more than 99
   Shares, all of which are being tendered; and, hereby represents that the above indicated information is true and correct as to the undersigned.

                                 SIGNATURE BOX

    ___________________________________________________________________________

    ___________________________________________________________________________
                                (Signature(s))

    ___________________________________________________________________________

    ___________________________________________________________________________

    ___________________________________________________________________________
                    (Please print Name(s) and Address here)

    ___________________________________________________________________________
                         (Area Code and Telephone No.)

    ___________________________________________________________________________
              (Taxpayer Identification (Social Security) Number)

Date:                  , 2001

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